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                                                                   Exhibit 14(a)



                         INDEPENDENT AUDITOR'S CONSENT


     We consent to the use of our report of the ONE Fund, Inc. pertaining to the Tax-Free Income, Income, International and Global Contrarian Portfolios (pre-effective amendment No. 1 to File No. 333-87021) dated July 30, 1999, included herein, and to the use of our firm name under the headings "Financial Highlights" in the Prospectus and "Experts" in the Statement of Additional Information in the Registration Statement on Form N-14.


                                                            KPMG LLP


Cincinnati, Ohio
September 15, 1999